EXHIBIT B

POWER OF ATTORNEY

Know all by these presents that each of the undersigned, does hereby make, constitute and appoint General Counsel and Chief Operating Officer of ABRY Partners as a true and lawful attorney-in-fact of such undersigned with full powers of substitution and revocation, for and in the name, place and stead of such undersigned (in such undersigned’s individual capacity), to execute and deliver such forms that such undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of such undersigned’s ownership of or transactions in securities of Rackspace Technology, Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), (ii) any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the Exchange Act and the rules promulgated thereunder and (iii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until such undersigned is no longer required to file Forms 3, 4 and 5 or Schedule 13D or Schedule 13G with regard to his or her ownership of or transactions in securities of Rackspace Technology, Inc., unless earlier revoked in writing. Each of the undersigned acknowledges that General Counsel and Chief Operating Officer of ABRY Partners is not assuming any of such undersigned’s responsibilities to comply with Section 16 or Section 13 of the Exchange Act.

Dated:     February 14, 2025

ABRY Partners, LLC

By:	/s/ Kostas Sofronas
Name:	Kostas Sofronas
Title:	Authorized Person

ABRY Partners II, LLC

By:	/s/ Kostas Sofronas
Name:	Kostas Sofronas
Title:	Authorized Person

ACE Investment Holdings, LLC

By:	/s/ Brian St. Jean
Name:	Brian St. Jean
Title:	Vice President

Royce Yudkoff

By:	/s/ Royce Yudkoff

Peggy Koenig

By:	/s/ Peggy Koenig

Jay Grossman

By:	/s/ Jay Grossman